EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 20, 2016 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended June 30, 2016 of Quantum Materials Corp., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Weaver & Tidwell LLP
Houston, Texas
September 23, 2016